                                                                    Exhibit 11.1


                       GTS DURATEK, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                               THREE MONTHS               NINE MONTHS
                              ENDED SEPT. 30             ENDED SEPT.30
                         ------------------------   -------------------------
                            1996          1995         1996           1995
                         -----------   ----------   -----------    ----------
Primary:

Earnings applicable to
 common stock            $   426,056   $  473,199   $ 1,442,896    $1,153,576

Accrued dividend on
 preferred stock            (320,000)    (320,000)     (960,000)     (875,200)

Accretion of redeemable
 preferred stock             (55,122)     (54,303)     (164,749)     (144,358)
                         -----------   ----------   -----------    ----------

Net earnings applicable
 to common stock         $    50,934   $   98,896   $   318,147    $  134,018
                         ===========   ==========   ===========    ==========

Average common shares
 outstanding              12,276,192    8,784,859    11,142,706     8,731,551

Dilutive effect of
 stock options and
 warrants                  2,488,879          N/A     2,512,337           N/A
                         -----------   ----------   -----------    ----------

Weighted average common
 share outstanding        14,765,071    8,784,859    13,655,043     8,731,551
                         ===========   ==========   ===========    ==========

Earnings per common
 share                   $       .00   $      .01   $       .02    $      .02
                         ===========   ==========   ===========    ==========


Fully Diluted:

Earnings applicable to
 common stock            $   426,056                $ 1,442,896

Accrued dividend on
 preferred stock            (320,000)                  (960,000)

Accretion of redeemable
 preferred stock             (55,122)                  (164,749)
                         -----------                -----------

Net earnings applicable
 to common stock         $    50,934                $   318,147
                         ===========                ===========

Average common shares
 outstanding              12,276,192                 11,142,706

Dilutive effect of
 stock options and
 warrants                  2,541,587                  2,540,631
                         -----------                -----------

Weighted average of
 common shares
 outstanding              14,817,779                 13,683,337
                         ===========                ===========

Earnings per common
 share                   $       .00                $       .02
                         ===========                ===========
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